Exhibit 13.2
CERTIFICATION FURNISHED PURSUANT TO RULE 13a-14(b) (17 CFR 240.13a-
14(b)) OR RULE 15d-14(b) (17 CFR 240.15d-14(b)) AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE (18 U.S.C. 1350),
PROMULGATED UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF
2002
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of SCOR, a French company (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 20-F for the year ended December 3l, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: June 29, 2006

By	/s/ Marcel Kahn
Name:	Marcel Kahn
Title:	Chief Financial Officer
(principal financial officer)
     The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, and 18 U.S.C. § 1350, is not being filed as part of the Report or as a separate disclosure document and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.